UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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PUTNAM HIGH INCOME SECURITIES FUND
PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST
PUTNAM PREMIER INCOME TRUST

(Name of Registrant as Specified in its Charter)

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if Other Than the Registrant)

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Steven D. Krichmar
Chief of Operations	P.O. Box 8383
Putnam Investor Services	Boston, MA 02266-8383

Dear Shareholder:

In December, we mailed you a proxy statement seeking your vote on proposals that affect your investments in the Putnam funds. Our records show that we have not yet received your vote.

Please take a moment to vote on these important matters. Voting is as simple as visiting the website or calling the toll-free number listed on the enclosed proxy card. You may also vote by returning the card in the postage-paid envelope provided.

If you have any questions or need more information, please call our proxy information line at 1-866-963-5821 or contact your financial representative.

Thank you for your assistance in this matter. Your prompt vote will reduce the need for any additional mailings.

Sincerely,

285686 1/14

Steven D. Krichmar
Chief of Operations	P.O. Box 8383
Putnam Investor Services	Boston, MA 02266-8383

Dear Shareholder:

We are writing you again because we have not yet received your vote on proposals that affect your investments in the Putnam funds.

Please take a moment to vote on these important matters.

For your convenience, we have included another copy of the proxy card and a postage-paid return envelope. You can vote by returning the card in the envelope provided, by calling the toll-free number on the card, or online.

We truly appreciate your attention to this matter today, as your prompt response will reduce fund expenses by eliminating the need for further solicitations of your vote by mail and/or telephone.

If you have any questions or need more information, please call our proxy information line at 1-866-963-5821 or contact your financial representative.

Sincerely,

285688 1/14